Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 17, 2019

THIRD QUARTER 2019 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin[2]	Efficiency ratio	Book value per common share
$127.4 million	$1.24	4.41%	43.1%	$28.48

CEO COMMENTARY:
“Western Alliance continues to deliver strong shareholder value and produced another record quarter with third quarter results that generated $127.4 million in net income and earnings per share of $1.24, representing an 18% increase in earnings per share from a year ago,” commented Kenneth Vecchione, Chief Executive Officer. “Thoughtful balance sheet growth continues to be at the forefront of our business plan as demonstrated by our third consecutive quarter of deposit growth of more than $1 billion and loan growth of over $900 million during the quarter. Our asset quality remains stable and we closed out the quarter with $0.6 million of net loan recoveries. Our healthy loan origination volume coupled with a reduction in deposit costs overcame a net interest margin compression of 18 basis points to produce net interest income growth of 18.4%, on a linked quarter annualized basis. Our consistent, broad-based results, combined with our commitment to distribute excess capital to shareholders through stock repurchases and dividends, positions the Company to finish the year with solid shareholder results.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $127.4 million and $1.24 compared to $122.9 million and $1.19, respectively

▪	Net operating revenue[1] of $282.5 million, an increase of 5.7%, or $15.2 million, compared to an increase in operating non-interest expenses[1] of 6.7%, or $7.7 million

▪	Operating pre-provision net revenue[1] of $159.9 million, up $7.4 million from $152.5 million

▪	Effective tax rate of 18.30%, compared to 16.76%

▪	Net income of $127.4 million and earnings per share of $1.24, up 14.6% and 18.1%, from $111.1 million and $1.05, respectively

▪	Net operating revenue[1] of $282.5 million, an increase of 14.4%, or $35.6 million, compared to an increase in operating non-interest expenses[1] of 16.7%, or $17.5 million

▪	Operating pre-provision net revenue[1] of $159.9 million, up $18.1 million from $141.9 million

▪	Effective tax rate of 18.30%, compared to 6.32%

FINANCIAL POSITION RESULTS:

▪	Total loans of $20.2 billion, up $903 million, or 18.8% annualized

▪	Total deposits of $22.4 billion, up $1.0 billion, or 18.7% annualized

▪	Stockholders' equity of $2.9 billion, up $72 million

▪	Increase in total loans of $3.4 billion, or 20.4%

▪	Increase in total deposits of $3.5 billion, or 18.7%

▪	Increase in stockholders' equity of $435 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.25%, compared to 0.27%

▪	Annualized net loan (recoveries) charge-offs to average loans outstanding of (0.01)% compared to 0.03%

▪	Nonperforming assets to total assets of 0.25%, compared to 0.26%

▪	Annualized net loan (recoveries) charge-offs[2] to average loans outstanding of (0.01)%, compared to 0.08%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.41% compared to 4.59%

▪	Return on average assets and on tangible common equity[1] of 1.94% and 19.41%, compared to 2.05% and 19.72%, respectively

▪	Tangible common equity ratio[1] of 10.1%, compared to 10.2%

▪	Tangible book value per share[1], net of tax, of $25.60, an increase of 3.9% from $24.65

▪	Operating efficiency ratio[1] of 42.4%, compared to 42.0%

▪	Net interest margin[2] of 4.41%, compared to 4.68%

▪	Return on average assets[2] and on tangible common equity[1,2] of 1.94% and 19.41%, compared to 2.05% and 20.40%, respectively

▪	Tangible common equity ratio[1] of 10.1%, compared to 10.0%

▪	Tangible book value per share[1], net of tax, of $25.60, an increase of 23.7% from $20.70

▪	Operating efficiency ratio[1] of 42.4%, compared to 41.5%

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

[2]
Beginning in Q1 2019, annualized performance metrics are calculated on an actual/actual basis, from a previous 30/360 basis. Prior period amounts have been restated to conform to the current presentation.

Income Statement
Net interest income was $266.4 million in the third quarter 2019, an increase of $11.7 million from $254.7 million in the second quarter 2019, and an increase of $32.4 million, or 13.8%, compared to the third quarter 2018. As acquired loans are recorded at fair value in an acquisition, purchase discounts on these acquired loans are recorded and accreted into interest income based on expected future cash flows over the life of the loans and may be accelerated upon prepayment of acquired loans. Net interest income in the third quarter 2019 includes $2.7 million of total accretion income from acquired loans, compared to $4.6 million in the second quarter 2019, and $3.3 million in the third quarter 2018.
The Company’s net interest margin in the third quarter 2019 was 4.41%, a decrease from 4.59% in the second quarter 2019 and 4.68% in the third quarter 2018.
Operating non-interest income was $16.1 million for the third quarter 2019, compared to $12.6 million for the second quarter 2019, and $12.9 million for the third quarter 2018.1 The increase in operating non-interest income from the third quarter 2018 primarily relates to an increase in income from warrants.
Net operating revenue was $282.5 million for the third quarter 2019, an increase of $15.2 million, compared to $267.3 million for the second quarter 2019, and an increase of $35.6 million, or 14.4%, compared to $246.9 million for the third quarter 2018.1
Operating non-interest expense was $122.6 million for the third quarter 2019, compared to $114.8 million for the second quarter 2019, and $105.0 million for the third quarter 2018.1 The Company’s operating efficiency ratio1 was 42.4% for the third quarter 2019, compared to 42.0% in the second quarter 2019, and 41.5% for the third quarter 2018.
Income tax expense was $28.5 million for the third quarter 2019, compared to $24.8 million for the second quarter 2019, and $7.5 million for the third quarter 2018. Income tax expense for the third quarter 2018 includes the effect of a carryback election.
Net income was $127.4 million for the third quarter 2019, an increase of $4.4 million from $122.9 million for the second quarter 2019, and an increase of $16.3 million, or 14.6%, from $111.1 million for the third quarter 2018. Earnings per share was $1.24 for the third quarter 2019, compared to $1.19 for the second quarter 2019, and $1.05 for the third quarter 2018.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the third quarter 2019, the Company’s operating PPNR was $159.9 million, up $7.4 million from $152.5 million in the second quarter 2019, and up $18.1 million from $141.9 million in the third quarter 2018.1 Non-operating income1 for the third quarter 2019 consisted of a net gain on sales of investment securities of $3.2 million and net unrealized gains on assets measured at fair value of $0.2 million. Non-operating expense1 for the third quarter 2019 consisted of a net loss on sales and valuations of repossessed and other assets of $3.4 million.
The Company had 1,814 full-time equivalent employees and 47 offices at September 30, 2019, compared to 1,806 employees and 47 offices at June 30, 2019 and 1,795 employees and 47 offices at September 30, 2018.

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Balance Sheet
Gross loans totaled $20.2 billion at September 30, 2019, an increase of $903 million from $19.3 billion at June 30, 2019, and an increase of $3.4 billion from $16.7 billion at September 30, 2018. The increase from the prior quarter was driven by an increase of $346 million in CRE, non-owner occupied loans, $282 million in residential real estate loans, and $275 million in commercial and industrial loans. These increases were partially offset by a decrease of $55 million in construction and land development loans. From September 30, 2018, loans increased across all loan types, with the largest increases in commercial and industrial loans of $1.2 billion, CRE, non-owner occupied loans of $1.1 billion, and residential real estate loans of $1.0 billion. At September 30, 2019, the allowance for credit losses to gross loans held for investment was 0.82%, compared to 0.83% at June 30, 2019, and 0.90% at September 30, 2018. At September 30, 2019, the allowance for credit losses to total organic loans was 0.85%, compared to 0.87% at June 30, 2019, and 0.97% at September 30, 2018. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $7.5 million at September 30, 2019, compared to $10.6 million at June 30, 2019, and $17.2 million at September 30, 2018.
Deposits totaled $22.4 billion at September 30, 2019, an increase of $1.0 billion from $21.4 billion at June 30, 2019, and an increase of $3.5 billion from $18.9 billion at September 30, 2018. The increase from the prior quarter was driven by an increase of $1.2 billion from savings and money market accounts and $78 million in non-interest bearing demand deposits. These increases were offset by a decrease of $221 million from certificates of deposit. From September 30, 2018, deposits increased across all deposit types, with the largest increases in savings and money market accounts of $2.0 billion, non-interest bearing demand deposits of $741 million, interest-bearing demand deposits of $531 million, and certificates of deposit of $261 million. Non-interest bearing deposits were $8.8 billion at September 30, 2019, compared to $8.7 billion at June 30, 2019, and $8.0 billion at September 30, 2018. Non-interest bearing deposits comprised 39.0% of total deposits at September 30, 2019, compared to 40.5% at June 30, 2019, and 42.4% at September 30, 2018. The proportion of savings and money market balances to total deposits was 40.4%, compared to 36.8% at June 30, 2019, and 37.3% at September 30, 2018. Interest-bearing demand deposits as a percentage of total deposits were 11.2% at September 30, 2019, compared to 11.8% at June 30, 2019, and 10.5% at September 30, 2018. Certificates of deposit as a percentage of total deposits were 9.4% at September 30, 2019, compared to 10.9% at June 30, 2019, and 9.8% at September 30, 2018. The Company’s ratio of loans to deposits was 89.8% at September 30, 2019, compared to 89.8% at June 30, 2019, and 88.5% at September 30, 2018.
Qualifying debt totaled $389 million at September 30, 2019, compared to $387 million at June 30, 2019, and $359 million at September 30, 2018.
Stockholders’ equity was $2.9 billion at September 30, 2019 and June 30, 2019, compared to $2.5 billion at September 30, 2018. The increase in stockholders' equity from September 30, 2018 is primarily a function of net income, partially offset by share repurchases and dividends to shareholders. Under the Company's common stock repurchase program, the Company is authorized to repurchase up to $250 million of its shares of common stock. During the third quarter 2019, the Company repurchased 1.0 million shares of its common stock at a weighted average price of $43.63, for a total of $43.6 million. During the nine months ended September 30, 2019, the Company repurchased a total of 2.7 million shares of its common stock, representing approximately 3% of the Company's outstanding shares. Shares were repurchased at a weighted average price of $42.25, for a total of $115.5 million. During the third quarter 2019, the Company's Board of Directors approved a quarterly cash dividend of $0.25 per share. The Company made its first dividend payment to shareholders totaling $25.7 million on August 30, 2019.
At September 30, 2019, tangible common equity, net of tax, was 10.1% of tangible assets1 and total capital was 12.6% of risk-weighted assets. The Company’s tangible book value per share1 was $25.60 at September 30, 2019, up 23.7% from September 30, 2018.
Total assets increased 4.0% to $26.3 billion at September 30, 2019, from $25.3 billion at June 30, 2019, and increased 18.7% from $22.2 billion at September 30, 2018. The increase in total assets from the prior year relates primarily to organic loan growth.
Asset Quality
The provision for credit losses was $4.0 million for the third quarter 2019, compared to $7.0 million for the second quarter 2019, and compared to $6.0 million for the third quarter 2018. Net loan (recoveries)2 in the third quarter 2019 were $(0.6) million, or (0.01)% of average loans (annualized), compared to net charge-offs of $1.6 million, or 0.03%, in the second quarter 2019, and $3.1 million, or 0.08%, in the third quarter 2018.
Nonaccrual loans decreased $1.5 million to $50.3 million during the quarter and increased $13.5 million from September 30, 2018. Loans past due 90 days and still accruing were zero at September 30, 2019, June 30, 2019, and September 30, 2018. Loans past due 30-89 days and still accruing interest totaled $29.5 million at September 30, 2019, an increase from $9.7 million at June 30, 2019, and an increase from $9.4 million at September 30, 2018.
Repossessed assets totaled $15.5 million at September 30, 2019, compared to $17.7 million at June 30, 2019, and a decrease of $4.5 million from $20.0 million at September 30, 2018. Adversely graded loans and non-performing assets totaled $439.2 million at September 30, 2019, an increase of $40.3 million from $399.0 million at June 30, 2019, and an increase of $80.9 million from $358.3 million at September 30, 2018.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 7.8% at September 30, 2019, compared to 7.8% at June 30, 2019, and 10.2% at September 30, 2018.1

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

[2]
Beginning in Q1 2019, annualized performance metrics are calculated on an actual/actual basis, from a previous 30/360 basis. Prior period amounts have been restated to conform to the current presentation.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas.
The Corporate & Other segment consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $9.7 billion at September 30, 2019, an increase of $196 million during the quarter, and an increase of $701 million during the last twelve months. The growth in loans during the quarter was spread across all regional segments with increases in the Nevada, Southern California, Arizona, and Northern California segments of $85 million, $50 million, $31 million, and $30 million, respectively. The growth in loans during the last twelve months was driven by increases in the Arizona, Nevada, and Southern California segments, with loan growth of $375 million, $243 million, and $190 million, respectively. These increases were partially offset by a decrease of $107 million in the Northern California segment. Total deposits for the regional segments were $15.3 billion, an increase of $423 million during the quarter, and an increase of $1.6 billion during the last twelve months. The increase in deposits during the quarter was driven by the Northern California, Southern California, and Nevada segments, with deposit growth of $262 million, $217 million, and $81 million, respectively. These increases were partially offset by a decrease of $137 million in the Arizona segment. During the last twelve months, each of the regional segments had growth in deposits. Deposit growth over the last twelve months in the Arizona, Nevada, Northern California, and Southern California segments totaled $639 million, $422 million, $319 million, and $202 million, respectively.
Pre-tax income for the regional segments was $103.9 million for the three months ended September 30, 2019, an increase of $7.1 million from the three months ended June 30, 2019, and an increase of $16.7 million from the three months ended September 30, 2018. The growth in pre-tax income during the quarter was driven by increases in the Arizona and Southern California segments, with pre-tax income growth of $6.0 million and $2.3 million, respectively. These increases were partially offset by decreases of $0.9 million and $0.3 million in the Northern California and Nevada segments, respectively. The Arizona, Southern California, and Nevada segments had the largest increases in pre-tax income from the three months ended September 30, 2018 of $7.3 million, $5.0 million, and $4.0 million, respectively. For the nine months ended September 30, 2019, the regional segments reported total pre-tax income of $289.2 million, an increase of $30.1 million compared to the nine months ended September 30, 2018 with increases across all regional segments. Southern California, Arizona, Nevada, and Northern California had increases in pre-tax income of $9.8 million, $8.6 million, $7.9 million, and $3.9 million, respectively.
The NBL segments reported gross loan balances of $10.5 billion at September 30, 2019, an increase of $709 million during the quarter, and an increase of $2.7 billion during the last twelve months. The increase in loans from the prior quarter was driven by the Other NBLs, HFF, and Technology & Innovation segments, which had loan growth of $369 million, $240 million, and $131 million, respectively. These increases were partially offset by a decrease of $44 million in the Public & Nonprofit Finance segment. During the last twelve months, the largest drivers of loan growth were the Other NBLs, HFF, and Technology & Innovation segments, with increases of $1.9 billion, $461 million, and $271 million, respectively. Total deposits for the NBL segments were $6.4 billion, an increase of $440 million during the quarter, and an increase of $1.5 billion during the last twelve months. The increase in deposits from the prior quarter is primarily attributable to the Technology & Innovation segment, which increased deposits by $436 million. The increase of $1.5 billion during the last twelve months is a result of growth in the Technology & Innovation and HOA Services segments of $970 million and $528 million, respectively.
Pre-tax income for the NBL segments was $71.2 million for the three months ended September 30, 2019, an increase of $11.1 million from the three months ended June 30, 2019, and an increase of $19.7 million from the three months ended September 30, 2018. The increase in pre-tax income from the prior quarter primarily relates to the Technology & Innovation and Other NBLs segments, which increased by $8.4 million and $4.4 million, respectively. These increases were partially offset by decreases in pre-tax income from the HFF segments, which had decreases of $1.8 million. The drivers of the increase in pre-tax income from the same period in the prior year were the Other NBLs, Technology & Innovation, and HOA Services segments, which had increases of $11.7 million, $7.7 million, and $2.4 million, respectively. These increases were partially offset by decreases in pre-tax income for the HFF and Public & Nonprofit Finance segments, which decreased by $1.6 million and $0.5 million, respectively. Pre-tax income for the NBL segments for the nine months ended September 30, 2019 totaled $190.7 million, an increase of $43.9 million compared to the nine months ended September 30, 2018. The largest increases in pre-tax income compared to the nine months ended September 30, 2018 were in the Other NBLs, Technology & Innovation, and HOA Services segments. These segments had increases of $19.6 million, $17.1 million, and $11.5 million, respectively. These increases were partially offset by decreases of $3.3 million and $1.1 million in the HFF and Public & Nonprofit segments.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2019 financial results at 12:00 p.m. ET on Friday, October 18, 2019. Participants may access the call by dialing 1-888-317-6003 and using passcode 1909804 or via live audio webcast using the website link https://services.choruscall.com/links/wal191018_1200.html . The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 18th through 9:00 a.m. ET November 18th by dialing 1-877-344-7529 passcode: 10134684.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter 2019, the Company adopted the Accounting Standards Updates ("ASU") related to leases, which include ASU 2016-02, Leases, ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases (Topic 842) Targeted Improvements.
The amendments in ASU 2016-02 require lessees to recognize the lease assets and lease liabilities arising from operating leases in the statement of financial position, resulting in a gross up of assets and liabilities on the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The Company elected to apply the package of practical expedients, which permitted the Company to forgo reassessment of 1) expired or existing contracts that may contain leases; 2) lease classification of expired or existing leases; and 3) initial direct costs for any existing leases. Upon adoption of this standard on January 1, 2019, the Company recorded a right-of-use asset and corresponding lease liability of $42.5 million and $46.1 million, respectively. No cumulative effect adjustment to retained earnings was recorded as of January 1, 2019. The new standard does not have a material impact on the Company's results of operations or cash flow.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance, and dividends, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $25 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Western Alliance is ranked #1 regional bank by S&P Global Market Intelligence for 2018 and in the top 10 on the Forbes “Best Banks in America” list for four consecutive years, 2016-2019. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their growth ambitions with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of September 30,
				2019	2018	Change %
				(in millions)
Total assets				$26,324.2	$22,176.1	18.7%
Gross loans, net of deferred fees				20,152.8	16,732.8	20.4
Securities and money market investments				4,148.1	3,633.7	14.2
Total deposits				22,440.8	18,908.6	18.7
Qualifying debt				388.9	359.1	8.3
Stockholders' equity				2,923.0	2,488.4	17.5
Tangible common equity, net of tax (1)				2,627.1	2,191.3	19.9

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2019	2018	Change %	2019	2018	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$315,608	$265,216	19.0%	$909,624	$751,515	21.0%
Interest expense	49,186	31,178	57.8	141,185	79,149	78.4
Net interest income	266,422	234,038	13.8	768,439	672,366	14.3
Provision for credit losses	4,000	6,000	(33.3)	14,500	17,000	(14.7)
Net interest income after provision for credit losses	262,422	228,038	15.1	753,939	655,366	15.0
Non-interest income	19,441	4,418	NM	49,069	29,505	66.3
Non-interest expense	125,955	113,841	10.6	353,082	314,538	12.3
Income before income taxes	155,908	118,615	31.4	449,926	370,333	21.5
Income tax expense	28,533	7,492	NM	78,819	53,631	47.0
Net income	$127,375	$111,123	14.6	$371,107	$316,702	17.2
Diluted earnings per share	$1.24	$1.05	18.1	$3.59	$3.00	19.7

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2019	2018	Change %	2019	2018	Change %
Diluted earnings per share	$1.24	$1.05	18.1%	$3.59	$3.00	19.7%
Book value per common share	28.48	23.51	21.1
Tangible book value per share, net of tax (1)	25.60	20.70	23.7
Average shares outstanding (in thousands):
Basic	102,041	104,768	(2.6)	103,024	104,664	(1.6)
Diluted	102,451	105,448	(2.8)	103,468	105,398	(1.8)
Common shares outstanding	102,639	105,861	(3.0)

Selected Performance Ratios:
Return on average assets (2)	1.94%	2.05%	(5.4)%	2.03%	2.03%	—%
Return on average tangible common equity (1, 2)	19.41	20.40	(4.9)	19.86	20.53	(3.3)
Net interest margin (2)	4.41	4.68	(5.8)	4.56	4.69	(2.8)
Operating efficiency ratio - tax equivalent basis (1)	42.4	41.5	2.1	42.3	42.1	0.4
Loan to deposit ratio	89.80	88.49	1.5

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (2)	(0.01)%	0.08%	NM	0.02%	0.06%	(66.7)%
Nonaccrual loans to gross loans	0.25	0.22	13.6
Nonaccrual loans and repossessed assets to total assets	0.25	0.26	(3.8)
Allowance for credit losses to gross loans	0.82	0.90	(8.9)
Allowance for credit losses to nonaccrual loans	327.83	406.89	(19.4)

Capital Ratios (1):
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
Tangible common equity (1)	10.1%	10.2%	10.0%
Common Equity Tier 1 (1), (3)	10.3	10.6	10.9
Tier 1 Leverage ratio (1), (3)	10.4	11.0	11.0
Tier 1 Capital (1), (3)	10.6	10.9	11.3
Total Capital (1), (3)	12.6	12.9	13.5

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for September 30, 2019 are preliminary until the Call Report is filed.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(dollars in thousands, except per share data)
Interest income:
Loans	$278,932	$234,709	$808,099	$662,703
Investment securities	29,660	27,239	87,694	81,305
Other	7,016	3,268	13,831	7,507
Total interest income	315,608	265,216	909,624	751,515
Interest expense:
Deposits	43,354	25,266	121,030	59,288
Qualifying debt	5,785	5,794	17,898	16,458
Borrowings	47	118	2,257	3,403
Total interest expense	49,186	31,178	141,185	79,149
Net interest income	266,422	234,038	768,439	672,366
Provision for credit losses	4,000	6,000	14,500	17,000
Net interest income after provision for credit losses	262,422	228,038	753,939	655,366
Non-interest income:
Service charges and fees	5,888	5,267	17,121	16,684
Income from equity investments	3,742	1,440	6,619	5,417
Card income	1,729	2,138	5,195	6,143
Foreign currency income	1,321	1,092	3,564	3,475
Income from bank owned life insurance	979	868	2,938	2,963
Lending related income and gains (losses) on sale of loans, net	539	1,422	1,343	3,447
Gain (loss) on sales of investment securities	3,152	(7,232)	3,152	(7,232)
Unrealized gains (losses) on assets measured at fair value, net	222	(1,212)	4,628	(2,971)
Other	1,869	635	4,509	1,579
Total non-interest income	19,441	4,418	49,069	29,505
Non-interest expenses:
Salaries and employee benefits	70,978	64,762	205,328	188,680
Deposit costs	11,537	4,848	24,930	11,888
Occupancy	8,263	7,406	24,251	21,671
Legal, professional, and directors' fees	8,248	7,907	26,885	21,856
Data processing	7,095	5,895	20,563	16,688
Insurance	3,071	3,712	8,691	11,466
Loan and repossessed asset expenses	1,953	1,230	5,419	2,830
Business development	1,443	1,381	4,972	4,523
Marketing	842	687	2,640	2,429
Card expense	548	1,282	1,892	3,305
Intangible amortization	387	398	1,161	1,195
Net loss (gain) on sales and valuations of repossessed and other assets	3,379	(67)	2,856	(1,474)
Other	8,211	14,400	23,494	29,481
Total non-interest expense	125,955	113,841	353,082	314,538
Income before income taxes	155,908	118,615	449,926	370,333
Income tax expense	28,533	7,492	78,819	53,631
Net income	$127,375	$111,123	$371,107	$316,702

Earnings per share:
Diluted shares	102,451	105,448	103,468	105,398
Diluted earnings per share	$1.24	$1.05	$3.59	$3.00

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(in thousands, except per share data)
Interest income:
Loans	$278,932	$270,349	$258,818	$247,874	$234,709
Investment securities	29,660	28,900	29,134	30,367	27,239
Other	7,016	3,599	3,216	3,727	3,268
Total interest income	315,608	302,848	291,168	281,968	265,216
Interest expense:
Deposits	43,354	41,888	35,788	31,176	25,266
Qualifying debt	5,785	6,008	6,105	5,829	5,794
Borrowings	47	271	1,939	1,450	118
Total interest expense	49,186	48,167	43,832	38,455	31,178
Net interest income	266,422	254,681	247,336	243,513	234,038
Provision for credit losses	4,000	7,000	3,500	6,000	6,000
Net interest income after provision for credit losses	262,422	247,681	243,836	237,513	228,038
Non-interest income:
Service charges and fees	5,888	5,821	5,412	5,611	5,267
Income from equity investments	3,742	868	2,009	3,178	1,440
Card income	1,729	1,625	1,841	1,866	2,138
Foreign currency income	1,321	1,148	1,095	1,285	1,092
Income from bank owned life insurance	979	978	981	983	868
Lending related income and gains (losses) on sale of loans, net	539	553	251	893	1,422
Gain (loss) on sales of investment securities	3,152	—	—	(424)	(7,232)
Unrealized gains (losses) on assets measured at fair value, net	222	1,572	2,834	(640)	(1,212)
Other	1,869	1,653	987	859	635
Total non-interest income	19,441	14,218	15,410	13,611	4,418
Non-interest expenses:
Salaries and employee benefits	70,978	65,794	68,556	64,558	64,762
Deposit costs	11,537	7,669	5,724	7,012	4,848
Occupancy	8,263	7,761	8,227	7,733	7,406
Legal, professional, and directors' fees	8,248	11,105	7,532	6,866	7,907
Data processing	7,095	6,793	6,675	6,028	5,895
Insurance	3,071	2,811	2,809	2,539	3,712
Loan and repossessed asset expenses	1,953	1,460	2,006	1,748	1,230
Business development	1,443	1,444	2,085	1,437	1,381
Marketing	842	1,057	741	1,341	687
Card expense	548	710	634	996	1,282
Intangible amortization	387	387	387	399	398
Net loss (gain) on sales and valuations of repossessed and other assets	3,379	(620)	97	1,483	(67)
Other	8,211	7,842	7,441	8,989	14,400
Total non-interest expense	125,955	114,213	112,914	111,129	113,841
Income before income taxes	155,908	147,686	146,332	139,995	118,615
Income tax expense	28,533	24,750	25,536	20,909	7,492
Net income	$127,375	$122,936	$120,796	$119,086	$111,123

Earnings per share:
Diluted shares	102,451	103,501	104,475	105,286	105,448
Diluted earnings per share	$1.24	$1.19	$1.16	$1.13	$1.05

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(in millions)
Assets:
Cash and due from banks	$872.1	$1,067.7	$785.6	$498.6	$700.5
Securities and money market investments	4,148.1	3,870.1	3,739.4	3,761.1	3,633.7
Loans held for sale	21.8	—	—	—	—
Loans held for investment:
Commercial and industrial	8,707.8	8,454.2	7,723.7	7,762.6	7,487.7
Commercial real estate - non-owner occupied	5,031.3	4,685.5	4,304.3	4,213.4	3,953.0
Commercial real estate - owner occupied	2,299.8	2,254.1	2,285.3	2,325.4	2,288.2
Construction and land development	2,155.6	2,210.4	2,283.5	2,134.7	2,107.6
Residential real estate	1,862.5	1,580.1	1,461.5	1,204.4	827.1
Consumer	74.0	66.0	58.4	70.1	69.2
Gross loans, net of deferred fees	20,131.0	19,250.3	18,116.7	17,710.6	16,732.8
Allowance for credit losses	(165.0)	(160.4)	(155.0)	(152.7)	(150.0)
Loans, net	19,966.0	19,089.9	17,961.7	17,557.9	16,582.8
Premises and equipment, net	125.0	123.1	119.8	119.5	119.2
Operating lease right-of-use asset	74.5	71.1	72.8	—	—
Other assets acquired through foreclosure, net	15.5	17.7	17.7	17.9	20.0
Bank owned life insurance	173.1	172.1	171.1	170.1	169.2
Goodwill and other intangibles, net	298.0	298.4	298.8	299.2	299.5
Other assets	630.1	604.7	625.9	685.2	651.2
Total assets	$26,324.2	$25,314.8	$23,792.8	$23,109.5	$22,176.1
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$8,755.7	$8,677.3	$7,679.3	$7,456.1	$8,014.7
Interest bearing:
Demand	2,509.4	2,525.6	2,499.8	2,555.6	1,978.4
Savings and money market	9,058.4	7,898.3	7,798.3	7,330.7	7,059.1
Certificates of deposit	2,117.3	2,338.7	2,231.3	1,835.0	1,856.4
Total deposits	22,440.8	21,439.9	20,208.7	19,177.4	18,908.6
Customer repurchase agreements	15.0	13.9	15.1	22.4	20.9
Total customer funds	22,455.8	21,453.8	20,223.8	19,199.8	18,929.5
Borrowings	—	—	—	491.0	—
Qualifying debt	388.9	387.2	374.0	360.5	359.1
Operating lease liability	79.8	76.2	77.8	—	—
Accrued interest payable and other liabilities	476.7	546.3	396.6	444.5	399.1
Total liabilities	23,401.2	22,463.5	21,072.2	20,495.8	19,687.7
Stockholders' Equity:
Common stock and additional paid-in capital	1,305.5	1,310.9	1,329.6	1,364.6	1,392.6
Retained earnings	1,581.9	1,514.0	1,399.2	1,282.7	1,166.2
Accumulated other comprehensive income (loss)	35.6	26.4	(8.2)	(33.6)	(70.4)
Total stockholders' equity	2,923.0	2,851.3	2,720.6	2,613.7	2,488.4
Total liabilities and stockholders' equity	$26,324.2	$25,314.8	$23,792.8	$23,109.5	$22,176.1

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(in thousands)
Balance, beginning of period	$160,409	$154,987	$152,717	$150,011	$147,083
Provision for credit losses	4,000	7,000	3,500	6,000	6,000
Recoveries of loans previously charged-off:
Commercial and industrial	2,549	495	477	690	362
Commercial real estate - non-owner occupied	—	53	—	—	804
Commercial real estate - owner occupied	8	386	453	9	52
Construction and land development	17	9	55	13	24
Residential real estate	131	27	93	116	440
Consumer	6	8	5	8	11
Total recoveries	2,711	978	1,083	836	1,693
Loans charged-off:
Commercial and industrial	1,950	2,018	2,124	4,130	4,610
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	139	—	—	—	—
Construction and land development	—	141	—	—	—
Residential real estate	9	397	188	—	46
Consumer	1	—	1	—	109
Total loans charged-off	2,099	2,556	2,313	4,130	4,765
Net loan (recoveries) charge-offs	(612)	1,578	1,230	3,294	3,072
Balance, end of period	$165,021	$160,409	$154,987	$152,717	$150,011

Net (recoveries) charge-offs to average loans - annualized	(0.01)%	0.03%	0.03%	0.08%	0.08%

Allowance for credit losses to gross loans	0.82%	0.83%	0.86%	0.86%	0.90%
Allowance for credit losses to gross organic loans	0.85	0.87	0.90	0.92	0.97
Allowance for credit losses to nonaccrual loans	327.83	309.52	353.15	550.41	406.89

Nonaccrual loans	$50,338	$51,825	$43,887	$27,746	$36,868
Nonaccrual loans to gross loans	0.25%	0.27%	0.24%	0.16%	0.22%
Repossessed assets	$15,483	$17,707	$17,707	$17,924	$20,028
Nonaccrual loans and repossessed assets to total assets	0.25%	0.27%	0.26%	0.20%	0.26%

Loans past due 90 days, still accruing	$—	$—	$—	$594	$—
Loans past due 90 days and still accruing to gross loans	—%	—%	—%	0.00%	—%
Loans past due 30 to 89 days, still accruing	$29,502	$9,681	$20,480	$16,557	$9,360
Loans past due 30 to 89 days, still accruing to gross loans	0.15%	0.05%	0.11%	0.09%	0.06%

Special mention loans	$233,835	$197,996	$134,348	$88,856	$124,689
Special mention loans to gross loans	1.16%	1.03%	0.74%	0.50%	0.75%

Classified loans on accrual	$139,576	$131,442	$161,620	$181,105	$176,727
Classified loans on accrual to gross loans	0.69%	0.68%	0.89%	1.02%	1.06%
Classified assets	$220,423	$216,000	$238,241	$242,101	$252,770
Classified assets to total assets	0.84%	0.85%	1.00%	1.05%	1.14%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2019			June 30, 2019
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$8,423.0	$118,332	5.72%	$7,895.3	$113,387	5.92%
CRE - non-owner occupied	4,722.2	69,421	5.85	4,466.2	67,510	6.08
CRE - owner occupied	2,259.6	30,099	5.38	2,253.3	29,931	5.43
Construction and land development	2,226.3	39,177	7.00	2,225.5	39,806	7.20
Residential real estate	1,701.6	20,913	4.88	1,511.8	18,794	4.99
Consumer	69.5	990	5.65	61.5	921	6.01
Loans held for sale	0.2	—	—	—	—	—
Total loans (1), (2), (3)	19,402.4	278,932	5.79	18,413.6	270,349	5.98
Securities:
Securities - taxable	3,073.1	20,575	2.66	2,757.6	19,730	2.87
Securities - tax-exempt	1,062.1	9,085	4.30	979.5	9,170	4.66
Total securities (1)	4,135.2	29,660	3.08	3,737.1	28,900	3.34
Cash and other	1,009.9	7,016	2.76	635.2	3,599	2.27
Total interest earning assets	24,547.5	315,608	5.20	22,785.9	302,848	5.44
Non-interest earning assets
Cash and due from banks	346.8			166.7
Allowance for credit losses	(162.6)			(156.4)
Bank owned life insurance	172.5			171.5
Other assets	1,094.2			1,088.8
Total assets	$25,998.4			$24,056.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,488.6	$5,061	0.81%	$2,551.2	$5,550	0.87%
Savings and money market	8,456.5	26,608	1.25	7,650.5	24,668	1.29
Certificates of deposit	2,250.4	11,685	2.06	2,271.1	11,670	2.06
Total interest-bearing deposits	13,195.5	43,354	1.30	12,472.8	41,888	1.35
Short-term borrowings	17.5	47	1.07	58.2	271	1.87
Qualifying debt	387.8	5,785	5.92	377.3	6,008	6.39
Total interest-bearing liabilities	13,600.8	49,186	1.43	12,908.3	48,167	1.50
Interest cost of funding earning assets			0.79			0.85
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	8,916.6			7,869.2
Other liabilities	579.6			480.5
Stockholders’ equity	2,901.4			2,798.5
Total liabilities and stockholders' equity	$25,998.4			$24,056.5
Net interest income and margin (4)		$266,422	4.41%		$254,681	4.59%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.4 million and $6.2 million for the three months ended September 30, 2019 and June 30, 2019, respectively.

(2)
Included in the yield computation are net loan fees of $13.4 million and accretion on acquired loans of $2.7 million for the three months ended September 30, 2019, compared to $12.2 million and $4.6 million for the three months ended June 30, 2019.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$8,423.0	$118,332	5.72%	$7,171.1	$100,312	5.73%
CRE - non-owner occupied	4,722.2	69,421	5.85	4,004.0	59,383	5.90
CRE - owner occupied	2,259.6	30,099	5.38	2,259.1	30,407	5.45
Construction and land development	2,226.3	39,177	7.00	2,023.1	35,959	7.06
Residential real estate	1,701.6	20,913	4.88	656.5	7,800	4.71
Consumer	69.5	990	5.65	57.4	848	5.87
Loans held for sale	0.2	—	—	—	—	—
Total loans (1), (2), (3)	19,402.4	278,932	5.79	16,171.2	234,709	5.86
Securities:
Securities - taxable	3,073.1	20,575	2.66	2,738.6	19,277	2.79
Securities - tax-exempt	1,062.1	9,085	4.30	875.2	7,962	4.51
Total securities (1)	4,135.2	29,660	3.08	3,613.8	27,239	3.21
Cash and other	1,009.9	7,016	2.76	549.5	3,268	2.36
Total interest earning assets	24,547.5	315,608	5.20	20,334.5	265,216	5.29
Non-interest earning assets
Cash and due from banks	346.8			144.0
Allowance for credit losses	(162.6)			(148.2)
Bank owned life insurance	172.5			168.8
Other assets	1,094.2			1,002.5
Total assets	$25,998.4			$21,501.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,488.6	$5,061	0.81%	$1,938.2	$3,256	0.67%
Savings and money market	8,456.5	26,608	1.25	6,580.3	14,891	0.90
Certificates of deposit	2,250.4	11,685	2.06	1,863.7	7,119	1.52
Total interest-bearing deposits	13,195.5	43,354	1.30	10,382.2	25,266	0.97
Short-term borrowings	17.5	47	1.07	28.5	118	1.64
Qualifying debt	387.8	5,785	5.92	359.1	5,794	6.40
Total interest-bearing liabilities	13,600.8	49,186	1.43	10,769.8	31,178	1.15
Interest cost of funding earning assets			0.79			0.61
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	8,916.6			7,910.3
Other liabilities	579.6			360.8
Stockholders’ equity	2,901.4			2,460.7
Total liabilities and stockholders' equity	$25,998.4			$21,501.6
Net interest income and margin (4)		$266,422	4.41%		$234,038	4.68%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.4 million and $6.0 million for the three months ended September 30, 2019 and 2018, respectively.

(2)
Included in the yield computation are net loan fees of $13.4 million and accretion on acquired loans of $2.7 million for the three months ended September 30, 2019, compared to $12.5 million and $3.3 million for the three months ended September 30, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended September 30,
	2019			2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,955.6	$340,808	5.88%	$6,887.0	$280,101	5.62%
CRE - non-owner occupied	4,468.4	199,372	5.98	3,963.3	175,041	5.92
CRE - owner occupied	2,279.9	90,113	5.39	2,247.9	87,656	5.33
Construction and land development	2,210.2	118,687	7.20	1,922.3	99,146	6.91
Residential real estate	1,535.9	56,275	4.90	505.9	18,494	4.89
Consumer	64.5	2,844	5.90	52.6	2,265	5.76
Loans held for sale	0.1	—	—	—	—	—
Total loans (1), (2), (3)	18,514.6	808,099	5.92	15,579.0	662,703	5.79
Securities:
Securities - taxable	2,865.6	60,641	2.83	2,805.2	57,700	2.75
Securities - tax-exempt	979.7	27,053	4.62	853.7	23,605	4.62
Total securities (1)	3,845.3	87,694	3.29	3,658.9	81,305	3.19
Cash and other	700.7	13,831	2.64	453.0	7,507	2.22
Total interest earning assets	23,060.6	909,624	5.38	19,690.9	751,515	5.22
Non-interest earning assets
Cash and due from banks	225.9			143.8
Allowance for credit losses	(157.8)			(145.0)
Bank owned life insurance	171.4			168.4
Other assets	1,098.6			1,001.4
Total assets	$24,398.7			$20,859.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,511.9	$16,194	0.86%	$1,806.9	$6,996	0.52%
Savings and money market	7,854.9	73,283	1.25	6,312.4	36,130	0.77
Certificates of deposit	2,114.6	31,553	1.99	1,720.5	16,162	1.26
Total interest-bearing deposits	12,481.4	121,030	1.30	9,839.8	59,288	0.81
Short-term borrowings	129.4	2,257	2.33	263.2	3,403	1.73
Qualifying debt	376.2	17,898	6.36	363.6	16,458	6.05
Total interest-bearing liabilities	12,987.0	141,185	1.45	10,466.6	79,149	1.01
Interest cost of funding earning assets			0.82			0.54
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	8,118.8			7,679.1
Other liabilities	495.6			351.2
Stockholders’ equity	2,797.3			2,362.6
Total liabilities and stockholders' equity	$24,398.7			$20,859.5
Net interest income and margin (4)		$768,439	4.56%		$672,366	4.69%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $18.7 million and $17.7 million for the nine months ended September 30, 2019 and 2018, respectively.

(2)
Included in the yield computation are net loan fees of $37.9 million and accretion on acquired loans of $10.1 million for the nine months ended September 30, 2019, compared to $33.4 million and $14.1 million for the nine months ended September 30, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At September 30, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$5,020.2	$1.7	$9.7	$1.7	$1.9
Loans, net of deferred loan fees and costs	20,152.8	3,968.2	2,179.7	2,306.6	1,225.5
Less: allowance for credit losses	(165.0)	(33.5)	(18.1)	(19.5)	(9.6)
Total loans	19,987.8	3,934.7	2,161.6	2,287.1	1,215.9
Other assets acquired through foreclosure, net	15.5	0.7	13.9	0.9	—
Goodwill and other intangible assets, net	298.0	—	23.2	—	154.9
Other assets	1,002.7	45.7	58.1	15.1	15.8
Total assets	$26,324.2	$3,982.8	$2,266.5	$2,304.8	$1,388.5
Liabilities:
Deposits	$22,440.8	$5,970.3	$4,269.2	$2,753.0	$2,270.9
Borrowings and qualifying debt	388.9	—	—	—	—
Other liabilities	571.5	19.1	10.7	0.8	14.9
Total liabilities	23,401.2	5,989.4	4,279.9	2,753.8	2,285.8
Allocated equity:	2,923.0	487.3	298.5	265.0	306.4
Total liabilities and stockholders' equity	$26,324.2	$6,476.7	$4,578.4	$3,018.8	$2,592.2
Excess funds provided (used)	—	2,493.9	2,311.9	714.0	1,203.7

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,814	106	89	121	116

Income Statement:

Three Months Ended September 30, 2019:	(in thousands)
Net interest income	$266,422	$68,828	$40,565	$33,630	$23,504
Provision for (recovery of) credit losses	4,000	103	(62)	(189)	218
Net interest income after provision for credit losses	262,422	68,725	40,627	33,819	23,286
Non-interest income	19,441	1,821	2,677	1,079	1,917
Non-interest expense	(125,955)	(27,241)	(15,211)	(15,185)	(12,379)
Income (loss) before income taxes	155,908	43,305	28,093	19,713	12,824
Income tax expense (benefit)	28,533	10,826	5,899	5,520	3,591
Net income	$127,375	$32,479	$22,194	$14,193	$9,233

Nine Months Ended September 30, 2019:	(in thousands)
Net interest income	$768,439	$183,772	$119,191	$95,751	$70,533
Provision for (recovery of) credit losses	14,500	1,705	166	611	(653)
Net interest income after provision for credit losses	753,939	182,067	119,025	95,140	71,186
Non-interest income	49,069	5,050	7,926	3,054	6,299
Non-interest expense	(353,082)	(72,183)	(45,099)	(44,890)	(38,419)
Income (loss) before income taxes	449,926	114,934	81,852	53,304	39,066
Income tax expense (benefit)	78,819	28,733	17,189	14,925	10,939
Net income	$371,107	$86,201	$64,663	$38,379	$28,127

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At September 30, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$24.0	$4,981.2
Loans, net of deferred loan fees and costs	227.9	1,582.5	1,377.2	1,896.1	5,384.2	4.9
Less: allowance for credit losses	(1.9)	(13.9)	(11.4)	(12.5)	(44.6)	—
Total loans	226.0	1,568.6	1,365.8	1,883.6	5,339.6	4.9
Other assets acquired through foreclosure, net	—	—	—	—	—	—
Goodwill and other intangible assets, net	—	—	119.8	0.1	—	—
Other assets	1.2	10.8	7.7	7.9	70.0	770.4
Total assets	$227.2	$1,579.4	$1,493.3	$1,891.6	$5,433.6	$5,756.5
Liabilities:
Deposits	$3,052.1	$—	$3,289.3	$0.3	$31.3	$804.4
Borrowings and qualifying debt	—	—	—	—	—	388.9
Other liabilities	1.3	62.9	—	(0.2)	15.1	446.9
Total liabilities	3,053.4	62.9	3,289.3	0.1	46.4	1,640.2
Allocated equity:	88.0	122.2	300.5	152.6	426.2	476.3
Total liabilities and stockholders' equity	$3,141.4	$185.1	$3,589.8	$152.7	$472.6	$2,116.5
Excess funds provided (used)	2,914.2	(1,394.3)	2,096.5	(1,738.9)	(4,961.0)	(3,640.0)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	76	12	73	15	69	1,137

Income Statement:

Three Months Ended September 30, 2019:	(in thousands)
Net interest income	$21,974	$3,394	$33,932	$12,845	$32,935	$(5,185)
Provision for (recovery of) credit losses	60	(191)	895	1,956	1,210	—
Net interest income after provision for credit losses	21,914	3,585	33,037	10,889	31,725	(5,185)
Non-interest income	84	—	5,422	—	1,708	4,733
Non-interest expense	(9,769)	(1,845)	(12,068)	(2,197)	(11,320)	(18,740)
Income (loss) before income taxes	12,229	1,740	26,391	8,692	22,113	(19,192)
Income tax expense (benefit)	2,813	400	6,070	1,999	5,086	(13,671)
Net income	$9,416	$1,340	$20,321	$6,693	$17,027	$(5,521)

Nine Months Ended September 30, 2019:	(in thousands)
Net interest income	$64,520	$10,278	$91,871	$39,279	$88,212	$5,032
Provision for (recovery of) credit losses	27	(136)	2,635	3,587	6,558	—
Net interest income after provision for credit losses	64,493	10,414	89,236	35,692	81,654	5,032
Non-interest income	268	—	10,946	—	3,915	11,611
Non-interest expense	(27,777)	(5,683)	(33,971)	(6,757)	(31,729)	(46,574)
Income (loss) before income taxes	36,984	4,731	66,211	28,935	53,840	(29,931)
Income tax expense (benefit)	8,506	1,088	15,229	6,655	12,383	(36,828)
Net income	$28,478	$3,643	$50,982	$22,280	$41,457	$6,897

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,259.7	$2.5	$10.9	$2.5	$3.0
Loans, net of deferred loan fees and costs	17,710.6	3,647.9	2,003.5	2,161.1	1,300.2
Less: allowance for credit losses	(152.7)	(30.7)	(18.7)	(19.8)	(10.7)
Total loans	17,557.9	3,617.2	1,984.8	2,141.3	1,289.5
Other assets acquired through foreclosure, net	17.9	0.8	13.9	—	—
Goodwill and other intangible assets, net	299.2	—	23.2	—	155.5
Other assets	974.8	46.9	57.8	14.2	23.9
Total assets	$23,109.5	$3,667.4	$2,090.6	$2,158.0	$1,471.9
Liabilities:
Deposits	$19,177.4	$5,090.2	$3,996.4	$2,347.5	$1,839.1
Borrowings and qualifying debt	851.5	—	—	—	—
Other liabilities	466.9	10.4	14.5	4.5	12.2
Total liabilities	20,495.8	5,100.6	4,010.9	2,352.0	1,851.3
Allocated equity:	2,613.7	441.0	277.4	242.9	304.1
Total liabilities and stockholders' equity	$23,109.5	$5,541.6	$4,288.3	$2,594.9	$2,155.4
Excess funds provided (used)	—	1,874.2	2,197.7	436.9	683.5

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,787	119	94	116	123

Income Statements:

Three Months Ended September 30, 2018:	(in thousands)
Net interest income	$234,038	$56,701	$37,933	$29,572	$23,825
Provision for (recovery of) credit losses	6,000	(297)	(38)	1,467	482
Net interest income (expense) after provision for credit losses	228,038	56,998	37,971	28,105	23,343
Non-interest income	4,418	2,230	2,573	931	2,312
Non-interest expense	(113,841)	(23,231)	(16,471)	(14,332)	(13,207)
Income (loss) before income taxes	118,615	35,997	24,073	14,704	12,448
Income tax expense (benefit)	7,492	8,999	5,055	4,117	3,486
Net income	$111,123	$26,998	$19,018	$10,587	$8,962

Nine Months Ended September 30, 2018:	(in thousands)
Net interest income	$672,366	$169,233	$109,898	$85,038	$69,081
Provision for (recovery of) credit losses	17,000	1,655	(2,005)	1,921	2,043
Net interest income (expense) after provision for credit losses	655,366	167,578	111,903	83,117	67,038
Non-interest income	29,505	5,902	8,585	2,898	7,281
Non-interest expense	(314,538)	(67,154)	(46,486)	(42,470)	(39,139)
Income (loss) before income taxes	370,333	106,326	74,002	43,545	35,180
Income tax expense (benefit)	53,631	26,644	15,634	12,288	9,938
Net income	$316,702	$79,682	$58,368	$31,257	$25,242

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,795	120	94	118	122

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,240.8
Loans, net of deferred loan fees and costs	210.0	1,547.5	1,200.9	1,479.9	4,154.9	4.7
Less: allowance for credit losses	(1.9)	(14.2)	(10.0)	(8.5)	(38.2)	—
Total loans	208.1	1,533.3	1,190.9	1,471.4	4,116.7	4.7
Other assets acquired through foreclosure, net	—	—	—	—	—	3.2
Goodwill and other intangible assets, net	—	—	120.4	0.1	—	—
Other assets	0.9	20.1	6.3	7.2	37.1	760.4
Total assets	$209.0	$1,553.4	$1,317.6	$1,478.7	$4,153.8	$5,009.1
Liabilities:
Deposits	$2,607.2	$—	$2,559.0	$—	$—	$738.0
Borrowings and qualifying debt	—	—	—	—	—	851.5
Other liabilities	2.1	25.2	0.1	0.4	49.6	347.9
Total liabilities	2,609.3	25.2	2,559.1	0.4	49.6	1,937.4
Allocated equity:	70.7	123.9	268.7	122.3	340.0	422.7
Total liabilities and stockholders' equity	$2,680.0	$149.1	$2,827.8	$122.7	$389.6	$2,360.1
Excess funds provided (used)	2,471.0	(1,404.3)	1,510.2	(1,356.0)	(3,764.2)	(2,649.0)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	68	10	61	16	53	1,127

Income Statement:

Three Months Ended September 30, 2018:	(in thousands)
Net interest income	$17,930	$3,683	$27,233	$13,557	$20,329	$3,275
Provision for (recovery of) credit losses	103	(553)	1,448	223	3,214	(49)
Net interest income (expense) after provision for credit losses	17,827	4,236	25,785	13,334	17,115	3,324
Non-interest income	215	159	2,836	—	549	(7,387)
Non-interest expense	(8,254)	(2,134)	(9,933)	(3,014)	(7,280)	(15,985)
Income (loss) before income taxes	9,788	2,261	18,688	10,320	10,384	(20,048)
Income tax expense (benefit)	2,251	521	4,298	2,374	2,388	(25,997)
Net income	$7,537	$1,740	$14,390	$7,946	$7,996	$5,949

Nine Months Ended September 30, 2018:	(in thousands)
Net interest income	$49,335	$11,224	$74,615	$41,617	$58,813	$3,512
Provision for (recovery of) credit losses	285	(786)	5,355	2,006	6,573	(47)
Net interest income (expense) after provision for credit losses	49,050	12,010	69,260	39,611	52,240	3,559
Non-interest income	543	159	9,518	12	1,182	(6,575)
Non-interest expense	(24,090)	(6,386)	(29,666)	(7,419)	(19,193)	(32,535)
Income (loss) before income taxes	25,503	5,783	49,112	32,204	34,229	(35,551)
Income tax expense (benefit)	5,866	1,329	11,296	7,407	7,873	(44,644)
Net income	$19,637	$4,454	$37,816	$24,797	$26,356	$9,093

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	69	11	62	16	52	1,131

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(in thousands)
Total non-interest income	$19,441	$14,218	$15,410	$13,611	$4,418
Less:
Gain (loss) on sales of investment securities, net	3,152	—	—	(424)	(7,232)
Unrealized gains (losses) on assets measured at fair value, net	222	1,572	2,834	(640)	(1,212)
Total operating non-interest income (1)	16,067	12,646	12,576	14,675	12,862
Plus: net interest income	266,422	254,681	247,336	243,513	234,038
Net operating revenue (1)	$282,489	$267,327	$259,912	$258,188	$246,900

Total non-interest expense	$125,955	$114,213	$112,914	$111,129	$113,841
Less:
Advance funding to charitable foundation	—	—	—	—	7,645
401(k) plan change and other miscellaneous items	—	—	—	—	1,218
Net loss (gain) on sales and valuations of repossessed and other assets	3,379	(620)	97	1,483	(67)
Total operating non-interest expense (1)	$122,576	$114,833	$112,817	$109,646	$105,045

Operating pre-provision net revenue (2)	$159,913	$152,494	$147,095	$148,542	$141,855

Plus:
Non-operating revenue adjustments	3,374	1,572	2,834	(1,064)	(8,444)
Less:
Provision for credit losses	4,000	7,000	3,500	6,000	6,000
Non-operating expense adjustments	3,379	(620)	97	1,483	8,796
Income tax expense	28,533	24,750	25,536	20,909	7,492
Net income	$127,375	$122,936	$120,796	$119,086	$111,123

(1), (2)	See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(in thousands)
Total operating non-interest expense	$122,576	$114,833	$112,817	$109,646	$105,045
Divided by:
Total net interest income	266,422	254,681	247,336	243,513	234,038
Plus:
Tax equivalent interest adjustment	6,423	6,218	6,094	6,140	6,003
Operating non-interest income	16,067	12,646	12,576	14,675	12,862
	$288,912	$273,545	$266,006	$264,328	$252,903
Operating efficiency ratio - tax equivalent basis (3)	42.4%	42.0%	42.4%	41.5%	41.5%

Tangible Common Equity:
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(dollars and shares in thousands)
Total stockholders' equity	$2,923,063	$2,851,264	$2,720,620	$2,613,734	$2,488,393
Less: goodwill and intangible assets	297,994	298,381	298,768	299,155	299,553
Total tangible common equity	2,625,069	2,552,883	2,421,852	2,314,579	2,188,840
Plus: deferred tax - attributed to intangible assets	2,005	2,105	2,183	1,885	2,462
Total tangible common equity, net of tax	$2,627,074	$2,554,988	$2,424,035	$2,316,464	$2,191,302
Total assets	$26,324,245	$25,314,785	$23,792,846	$23,109,486	$22,176,147
Less: goodwill and intangible assets, net	297,994	298,381	298,768	299,155	299,553
Tangible assets	26,026,251	25,016,404	23,494,078	22,810,331	21,876,594
Plus: deferred tax - attributed to intangible assets	2,005	2,105	2,183	1,885	2,462
Total tangible assets, net of tax	$26,028,256	$25,018,509	$23,496,261	$22,812,216	$21,879,056
Tangible common equity ratio (4)	10.1%	10.2%	10.3%	10.2%	10.0%
Common shares outstanding	102,639	103,654	104,483	104,949	105,861
Tangible book value per share, net of tax (5)	$25.60	$24.65	$23.20	$22.07	$20.70

(3), (4), (5) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Sept 30, 2019	Dec 31, 2018
	(in thousands)
Common Equity Tier 1:
Common equity	$2,923,063	$2,613,734
Less:
Non-qualifying goodwill and intangibles	295,908	296,769
Disallowed deferred tax asset	1,310	768
AOCI related adjustments	28,830	(47,055)
Unrealized gain on changes in fair value liabilities	6,769	13,432
Common equity Tier 1 (6) (9)	$2,590,246	$2,349,820
Divided by: estimated risk-weighted assets (7) (9)	$25,124,185	$21,983,976
Common equity Tier 1 ratio (7) (9)	10.3%	10.7%

Common equity Tier 1 (6)(9)	2,590,246	2,349,820
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	—
Unrealized gain on changes in fair value of liabilities	—	—
Tier 1 capital (6) (9)	$2,671,746	$2,431,320
Divided by: Tangible average assets	$25,665,827	$22,204,799
Tier 1 leverage ratio	10.4%	10.9%

Total Capital:
Tier 1 capital (6) (9)	$2,671,746	$2,431,320
Plus:
Subordinated debt	309,143	305,131
Qualifying allowance for credit losses	165,021	152,717
Other	8,991	8,188
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$483,155	$466,036

Total capital	$3,154,901	$2,897,356

Total capital ratio	12.6%	13.2%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$220,423	$242,101
Divided by:
Tier 1 capital (6) (9)	2,671,746	2,431,320
Plus: Allowance for credit losses	165,021	152,717
Total Tier 1 capital plus allowance for credit losses	$2,836,767	$2,584,037

Classified assets to Tier 1 capital plus allowance (8) (9)	7.8%	9.4%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 22.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(4)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(5)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476